UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021 (October 26, 2021)

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 North Main Street Fairport, NY	14450
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2021, the Company’s wholly owned subsidiary, Cryptyde, Inc. (the “Lender”), was issued a Senior Secured Promissory Note (the “Note”) in the principal amount of $4,000,000 by Wattum Management, Inc. (the “Borrower”). The Note shall bear interest at 5% annually, be amortized over 25 years and the Borrower shall pay the full amount of principal and interest in one balloon payment on October 12, 2026 (the “Maturity Date”). The Note is secured, through a Security Agreement, by all current and future assets of the Borrower. The transaction closed on October 26, 2021.

Item 7.01 Regulation FD Disclosure

On November 1, 2021, Vinco Ventures, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Cryptyde, Inc., had launched a joint venture with Wattum Management, Inc. The joint venture, CW Machines, LLC, will focus its operations on the sale of turnkey BTC mining solutions with a focus on simplicity and affordability

Item 8.01 Other events

On October 2, 2021, Vinco Ventures, Inc.’s wholly owned subsidiary, Cryptyde, Inc., filed Articles of Organization with the State of Nevada to form CW Machines, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Senior Secured Promissory Note between Cryptyde, Inc. and Wattum Management, Inc. dated October14, 2021
10.2	Articles of Organization for CW Machines, LLC
99.1	Press release dated November 1, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2021

VINCO VENTURES, INC.

By:	/s/ Brett Vroman
Name:	Brett Vroman
Title:	Chief Financial Officer